UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2020

VSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-3676	54-0649263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6348 Walker Lane
Alexandria, Virginia	22310
(Address of Principal Executive Offices)	(Zip Code)

(703) 960-4600
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.05 per share	VSEC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

VSE CORPORATION

Item 1.01     Entry into a Material Definitive Agreement.

On June 29, 2020, VSE Corporation (“VSE”) and a majority of its wholly owned subsidiaries, as borrowers, with Citizens Bank, N.A. and certain other banks and financial institutions from time to time party thereto (the “Lenders”) as lenders, and Citizens Bank, N.A., as administrative agent (as successor by merger to Citizens Bank of Pennsylvania ) (in such capacity, the “Administrative Agent”) entered into a second amendment (the “Amendment”) to the Fourth Amended and Restated Business Loan and Security Agreement, dated as of January 5, 2018 (as amended and restated to date, the “Credit Facility”).

Under the terms of the Amendment, VSE secured certain allowances from its Lenders that provide for increased financial covenant flexibility under the Credit Facility given market volatility resulting from the ongoing outbreak of the novel coronavirus known as COVID-19. Prior to the Amendment, VSE remained in compliance with all of its financial covenants as of June 29, 2020, as defined under the Credit Facility.

The Amendment provided, among other things, (i) an increase to the maximum Total Funded Debt to EBITDA Ratio permitted under the Credit Facility for certain periods; (ii) an adjustment to the definition of the Fixed Charge Coverage Ratio; and (iii) an adjustment to the ranges of the interest rates and commitment fee payable to the Administrative Agent for the benefit of the Lenders under the Credit Facility. The Amendment does not modify the loan commitments or extend the term. Prior to the Amendment, VSE’s maximum permissible Total Funded Debt to EBITDA ratio was 3.50 to 1.00 for the quarterly period ending June 30, 2020 and prior periods, and 3.25 to 1.00 for subsequent periods. Pursuant to the terms of the Amendment, VSE’s maximum permissible Total Funded Debt to EBITDA ratio is as indicated in the table below.

Testing Period	Maximum Total Funded Debt to EBITDA Ratio
First Amendment Effective Date (November 26, 2019) through and including March 31, 2020	3.50 to 1.00
From April 1, 2020 through and including September 30, 2020	4.00 to 1.00
From October 1, 2020 through and including March 31, 2021	4.25 to 1.00
From April 1, 2021 through and including June 30, 2021	4.00 to 1.00
From July 1, 2021 through and including September 30, 2021	3.75 to 1.00
From October 1, 2021 through and including December 31, 2021	3.50 to 1.00
From January 1, 2022 and thereafter	3.25 to 1.00

The Credit Facility remains secured, and contains customary representations, warranties, terms and conditions for similar types of facilities.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which will be filed with VSE’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VSE CORPORATION
(Registrant)

Date:	June 30, 2020	/s/ Thomas M. Kiernan
Thomas M. Kiernan
Vice President, General Counsel and Secretary